Exhibit 10.2

Execution Version

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of January 31, 2022 (this “Transfer”), by and among Blue World Holdings Limited, a Hong Kong company (the “Seller”), Blue World Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, on the terms and subject to the conditions set forth in this Transfer, the Seller wishes to transfer to the Buyers Class B ordinary shares, $0.0001 par value (“Class B Ordinary Shares”) of Company, a newly-organized blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”), and the Buyers wish to purchase and receive such Initial Shares (as defined below) from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Transfer, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Initial Shares. Seller hereby transfers the aggregated amount of 20,000 Class B Ordinary Shares to the Buyers (collectively, the “Initial Shares”) as listed on the Schedule I attached hereto. The Buyers have paid to the Seller an aggregate amount of $217.40, (the “Purchase Price”), in consideration of the transfer of the Initial Shares.

Section 2. Potential Forfeiture and Purchase of Shares.

(a) In the event that the Company determines for any reason not to nominate, elect or appoint any Buyer as a member of the board of directors of the Company, or if any Buyer otherwise does not become a member of the board of directors of the Company for any reason, on or prior to the closing of the Public Offering (as defined below), such Buyer shall automatically forfeit all of the Initial Shares held by such Buyer, which Initial Shares shall automatically be transferred and returned to the Seller, and the Seller shall promptly return the applicable portion of the Purchase Price to such Buyer.

(b) Immediately prior to the consummation of a Business Combination, unless any Buyer resigns or otherwise ceases to serve as a member of the board of the directors for any reason, the Company shall issue the aggregate amount of 70,000 Class A ordinary shares, par value US$0.0001 (“Class A Ordinary Shares”) to the Buyers as set forth in Schedule II attached hereto. (the “New Shares”, together with the Initial Shares, the “Shares”), subject to the approval of all the necessary parties involved in such Business Combination, excluding the stockholders of the Company. In the event that any necessary approval is not obtained therefor, the Seller shall transfer 70,000 Class B Ordinary Shares to each of the Buyers at the same Purchase Price as set forth in Section 1 herein pursuant to the Schedule II attached hereto.

(c) The applicable Buyer shall take all actions as may be reasonably necessary to consummate any forfeiture or sale contemplated by this Section 2, including entering into agreements and delivering certificates and instruments and consents as may be deemed by Seller to be necessary or appropriate, and the applicable Buyer hereby grants to Seller and any representative designated by Seller without further action by such Buyer a limited irrevocable power of attorney to effect any forfeiture or transfer contemplated hereby on behalf of such Buyer, which power of attorney shall be deemed to be coupled with an interest.

Section 3. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Transfer by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 4. Investment Representations. Each Buyer represents and warrants, with respect to himself or herself only, as set forth herein. Such Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)). Such Buyer further understands and agrees that Buyer will be required to execute and deliver (a) a letter agreement including, among other provisions, the foregoing transfer restrictions, and (b) a stock escrow agreement with respect to such shares, in each case as described in the Registration Statement, and that any certificates evidencing the Shares bear a legend referring to such transfer restrictions.

The Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possess or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act. In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the Public Offering (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Initial Shares to the Company and should not have rights to the transfer or issue of the New Shares as described under Section 2(b) herein.

Section 5.  Miscellaneous. This Transfer, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Transfer may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Transfer may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Transfer or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Transfer to be effective as of the date first set forth above.

SELLER:

Blue World Holdings Limited

By:	/s/ Liang Shi
Name:	Liang Shi
Title:	Director

BUYERS:

/s/ Alfred J. Hickey
Name:	Alfred J. Hickey

/s/ Buhdy Sin Swee Bok
Name:	Buhdy Sin Swee Bok

/s/ Zhenyu Li
Name:	Zhenyu Li

COMPANY:

Blue World Acquisition Corporation

By:	/a/ Liang Shi
Name:	Liang Shi
Title:	Chief Executive officer

[Signature Page to Securities Transfer Agreement]

Schedule I

Name of Transferee	Number of Class B ordinary Shares transferred from Blue World Holdings Limited	Purchase Price to Blue World Holdings Limited
Alfred J. Hickey	10,000		$108.70
Buhdy Sin Swee Bok	10,000		$108.70
	Total: 20,000	$	Total: 217.40

*	Each transferee is entitled to purchase 10,000 founder shares upon the completion of this offering.

Schedule II

In addition, each Buyer is entitled to certain numbers of the Class A ordinary shares as described in the chart below issued by the Company upon completion of the initial Business Combination, subject to the approval of all the necessary parties involved in such Business Combination, excluding the stockholders of the Company.

Name of Buyer	Number of Class A Ordinary Shares issued by the Company
Alfred J. Hickey	20,000
Buhdy Sin Swee Bok	20,000
Zhenyu Li	30,000
Total: 70,000

In the event that no approval is obtained therefor, each Buyer is entitled to acquire from the Seller certain numbers of the Class B ordinary shares at the same purchase price that the Seller originally paid to acquire the Class B ordinary shares, as described in the chart below.

Name of Buyer	Number of Class B Ordinary Shares transferred from Blue World Holdings Limited	Purchase Price to Blue World Holdings Limited
Alfred J. Hickey	20,000		$217.39
Buhdy Sin Swee Bok	20,000		$217.39
Zhenyu Li	30,000		$326.09
	Total: 70,000	$	Total: 760.87